UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2010 (June 1, 2010)
King Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Tennessee	001-15875	54-1684963
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

501 Fifth Street		37620
Bristol, Tennessee		(Zip Code)
(Address of principal
executive offices)
(423) 989-8000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On May 26, 2010, King Pharmaceuticals, Inc. held its annual meeting of shareholders, at which shareholders voted on the following proposals, with the results indicated below. As of the record date for the meeting, March 30, 2010, 249,601,215 shares of our common stock were outstanding.
     1. Election of Directors. To elect ten directors to serve until the 2011 annual meeting of shareholders, or until their successors have been duly elected and qualified.

Name of Director
Nominee	Votes For	Votes Withheld	Abstained	Broker Non-Votes

Kevin S. Crutchfield	206,983,170	2,456,926	—	13,738,927
Earnest W. Deavenport, Jr.	189,028,556	20,411,540	—	13,738,927
Elizabeth M. Greetham	202,489,323	6,950,773	—	13,738,927
Philip A. Incarnati	204,653,943	4,786,153	—	13,738,927
Gregory D. Jordan, Ph.D.	204,462,427	4,977,669	—	13,738,927
Brian A. Markison	194,759,476	14,680,620	—	13,738,927
R. Charles Moyer, Ph.D.	203,831,899	5,608,197	—	13,738,927
D. Greg Rooker	202,359,964	7,080,132	—	13,738,927
Derace L. Schaffer, M.D.	203,123,279	6,316,817	—	13,738,927
Ted G. Wood	204,302,082	5,138,014	—	13,738,927
     2. Approval of Charter Amendment. To consider and act upon a proposed amendment to our Third Amended and Restated Charter providing for a majority voting standard in uncontested elections of directors and eliminating unnecessary provisions related to our previously classified Board of Directors.

Votes For	Votes Against	Abstained

215,951,302	6,437,701	790,020
     3. Reapproval of Incentive Plan Performance Goals. To reapprove the performance goals listed within our Incentive Plan, which originally were approved by our shareholders in 2005.

Votes For	Votes Against	Abstained

210,553,228	11,913,812	711,983

     4. Ratification of Independent Registered Public Accounting Firm. To ratify the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

Votes For	Votes Against	Abstained

210,962,985	11,925,669	290,369
     5. Non-binding Shareholder Proposal. To consider and act upon a non-binding shareholder proposal requesting that our Board of Directors take steps to eliminate supermajority voting provisions applicable to shareholders.

Votes For	Votes Against	Abstained	Broker Non-Votes

169,607,390	39,690,332	142,374	13,738,927
     No other matters came before the annual meeting.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KING PHARMACEUTICALS, INC.
By:	/s/ Brian A. Markison
	Name:	Brian A. Markison
	Title:	President and Chief Executive Officer

Dated: June 1, 2010